UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☒	Soliciting Material under §240.14a-12

RITE AID CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On October 27, 2015, Rite Aid sent a letter to its supplier partners as set forth below.

October 27, 2015

Dear Rite Aid Supplier Partners:

Today, we announced that we are joining forces with Walgreens Boots Alliance to create what we believe will be the pre-eminent retail healthcare operation in the United States, one that is positioned to be at the forefront of delivering a higher level of care in the communities we serve.

After a great deal of thought, deliberation and analysis, we concluded that a combination with Walgreens Boots Alliance represents a significant opportunity to accelerate and enhance our ability to meet the health and wellness needs of our customers by creating a broader platform for our associates to continue the work to meet those needs. At the same time, the transaction provides Rite Aid shareholders with significant and immediate value.

As outlined in the press release below, Walgreens Boots Alliance will acquire all outstanding shares of Rite Aid for $9.00 per share in cash, or a total value of $17.2 billion, including acquired net debt. This is certainly big news and an exciting time in our company’s evolution, so we wanted to take a few moments to explain the transaction, why we made this decision and what to expect going forward.

There are many reasons why Walgreens Boots Alliance is the ideal partner for us heading forward. As you know, the healthcare marketplace is highly competitive and the landscape is changing faster than ever. Rite Aid and its supplier partners have done a great job of remaining competitive in this environment thanks to our vision to create a differentiated in-store experience as we work toward our goal of becoming a retail healthcare company. Walgreens Boots Alliance shares our vision to drive a differentiated experience and become a retail healthcare company, and together we can create a broader platform with additional resources to take these efforts to an even higher level.

For the first time ever, Rite Aid stores will be part of a national network, which will provide the scale our operation needs to remain extremely competitive in the marketplace. Walgreens Boots Alliance also plans to invest approximately $1.5 billion to further transform Rite Aid’s stores. And most importantly, the transaction with Walgreens Boots Alliance not only enhances our position and long-term growth outlook, it also gives us a tremendous and exciting opportunity to be part of the first global, pharmacy-led health and wellbeing enterprise.

It’s important to keep in mind that today is the first step in a lengthy process. We expect the transaction to close in the second half of calendar 2016, subject to Rite Aid shareholder and regulatory approval and other customary closing conditions. Upon completion of the merger, Rite Aid will be a wholly owned subsidiary of Walgreens Boots Alliance and is expected to initially operate under its own existing brand name. Working together, decisions will be made over time regarding the integration of Rite Aid stores into the existing USA Division network. Additional information can be found in the press release below.

Heading forward, for us it’s business as usual. Your tremendous dedication and collaboration has played a key role in delivering innovation and value to our customers. With you, our valued partners, we have transformed our business through key programs like wellness+ with Plenti and our Wellness store initiative.

We remain highly committed to working with you to drive innovation that delivers a unique and engaging customer experience. At the same time, the Rite Aid team remains focused on providing the same high-quality service and level of care to our customers that has made us a “go-to” destination for their everyday health and wellness needs.

We are committed to keeping you informed as the approval process progresses and look forward to working with you to better meet the needs of our customers. Together with Walgreens Boots Alliance, we have a tremendous opportunity to showcase how a global pharmacy-led healthcare company can play a larger role in meeting the everyday health and wellness needs of our communities. Thank you for your continued engagement, and for your ongoing commitment to growing our mutual business.

Sincerely,

John Standley	Ken Martindale
Rite Aid Chairman and CEO	CEO of Rite Aid Stores
President of Rite Aid Corporation

Cautionary Statement Regarding Forward Looking Statements

This document includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” and similar expressions are intended to identify information that is not historical in nature.

This document contains forward-looking statements relating to the proposed transaction between Rite Aid and Walgreens pursuant to a merger. All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits of the transaction such as improved operations, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of Walgreens following completion of the proposed transaction; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that (1) one or more closing conditions to the transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, may require conditions, limitations or restrictions in connection with such approvals or that the required approval by the shareholders of each of Rite Aid and Walgreens may not be obtained; (2) there may be a material adverse change of Rite Aid or the business of Rite Aid may suffer as a result of uncertainty surrounding the transaction; (3) the transaction may involve unexpected costs, liabilities or delays; (4) legal proceedings may be initiated related to the transaction; (5) changes in economic conditions, political conditions, changes in federal or state laws or regulations, including the Patient Protection and Affordable Care Act and the Health Care Education Affordability Reconciliation Act and any regulations enacted thereunder may occur; (6) provider and state contract changes may occur; (7) reduction in provider payments by governmental payors may occur; (8) the expiration of Rite Aid or Walgreens’ Medicare or Medicaid managed care contracts by federal or state governments and tax matters; (9) there may be difficulties and delays in achieving synergies and cost savings; and (10) other risk factors as detailed from time to time in Rite Aid’s and Walgreens’ reports filed with the Securities and Exchange Commission (the “SEC”), including Rite Aid’s Annual Report on Form 10-K for the year ended February 28, 2015 which is available on the SEC’s Web site (www.sec.gov). There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized.

Neither Rite Aid nor Walgreens undertakes any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed strategic combination, Rite Aid intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, Rite Aid will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the proxy statement, as well as other filings containing information about Rite Aid, free of charge, from the SEC’s Web site (www.sec.gov). Investors may also obtain Rite Aid’s SEC filings in connection with the transaction, free of charge, from Rite Aid’s Web site (www.RiteAid.com) under the link “Investor Relations” and then under the tab “SEC Filings,” or by directing a request to Rite Aid, Byron Purcell, Attention: Senior Director, Treasury Services & Investor Relations.

Participants in the Merger Solicitation

The directors, executive officers and employees of Rite Aid and other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Rite Aid’s directors and executive officers is available in its definitive proxy statement for its 2016 annual meeting of stockholders filed with the SEC on May 15, 2015. This document can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement when it becomes available. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.